UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004
_______________

Targeted Genetics Corporation
(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100 Seattle, Washington 98101

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 623-7612

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events.

        In connection with our restructuring in the second half of 2002, we began to pursue options to sublease, or terminate, the lease on our facility in Bothell, Washington and we decided to close our facility in Sharon Hill, Pennsylvania, the lease for which was assumed following our acquisition of Genovo, Inc. in 2000. We originally leased our Bothell facility in 2000 to accommodate construction of a commercial-scale manufacturing site.   As part of our collaborative development agreements with Celltech Group plc and Wyeth Pharmaceuticals, each collaboration partner had agreed to fund a substantial portion of the construction of this facility.  Both of these collaborative development relationships ended during 2002 and as a result, access to this funding terminated and our need for commercial-scale manufacturing was delayed.  In February 2003, we closed our Sharon Hill facility.

        We have adopted the provisions of Statement of Financial Accounting Standards No. 146, or SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” as it relates to our facilities in Bothell and Sharon Hill and we have recorded restructuring charges on the related operating leases. Accrued restructuring charges, and in particular, those charges associated with exiting a facility, are subject to many assumptions and estimates. Under SFAS 146, an accrued liability for lease termination costs is initially measured at fair value, based on the remaining lease payments due under the lease and other costs, reduced by sublease rental income that could be reasonably obtained from the property, and discounted using a credit-adjusted risk-free interest rate. The assumptions as to estimated sublease rental income, the period of time and concessions necessary to enter into a sublease significantly impact the accrual and may differ from what actually occurs. We review these estimates quarterly and adjust the accrual if necessary.

        During 2002, we recorded a $3.1 million restructuring accrual related to the Bothell facility lease commitment. This represented our best estimate at the time of the fair value of the liability as determined under SFAS 146.  During the quarter ended March 31, 2003, we vacated the Sharon Hill facility and recorded a restructuring accrual of $216,000 related to that facility. As of June 30, 2003, our ongoing discussions with the landlords of these facilities had not resulted in an early termination of the facility leases and we had been unable to identify suitable sublease tenants.  Market conditions for subleasing the facilities continued to be poor and we engaged a real estate broker to assist us in securing a suitable sublease tenant.  As a result, during the quarter ended June 30, 2003, we determined that it was appropriate to increase our estimate of the costs to sublease the facilities to include the additional time that we believed it would take to secure suitable sublease tenants and the related brokerage commissions. As a result, we recorded an additional $2.9 million charge during the quarter ended June 30, 2003.  Due to continued poor market conditions for subleasing during the quarter ended September 30, 2003, we recorded an additional $374,000 charge to reflect the additional time that we believed it will take us to secure sublease tenants on these facilities. These costs are reflected as restructure charges in our Consolidated Statements of Operations and are summarized as follows.

					Payments	Accrued liability
	Incurred in	Incurred during quarter ended			through
Contract termination costs	2002	3/31/03	6/30/03	9/30/03	9/30/03	9/30/03

Bothell	$3,140,000	$ 31,000	$2,896,000	$167,000	$ (851,000)	$5,383,000
Sharon Hill	-	216,000	-	207,000	(202,000)	221,000

Total	$ 3,140,000	$247,000	$2,896,000	$374,000	$(1,053,000)	$5,604,000

        We record payments of rent related to these facilities as a reduction in the amount of the accrued restructure liability.  We recognize accretion expense due to the passage of time, which is also reflected as a restructure charge.

        As of December 31, 2003, the market conditions for subleasing both the Sharon Hill and Bothell facilities had continued to decline substantially. Due to the relatively short remaining lease term for the Sharon Hill facility, which expires in November 2005, we believe it will be difficult to secure a tenant that can fully utilize the facility’s laboratory and office capabilities. As a result, we have substantially decreased the rates at which we are offering the Sharon Hill facility in an effort to secure a tenant for the remaining term of the lease. Assuming we continue with our plans to sublease the Bothell facility, we now believe that additional concessions will be required from us, including additional rent abatement periods and tenant improvement allowances. Additionally, further costs may be incurred in the event we are required to divide the space to accommodate multiple tenants.

        We estimate that application of these changes in assumptions for the Sharon Hill and Bothell facilities will result in an additional restructuring charge of up to $1.8 million to be recorded in the fourth quarter of 2003. The accrual of restructuring charges, or the reversal thereof, does not change the amounts that we are obligated to pay under these leases and previously reported as lease commitments. Because we compute restructure charges using estimates and assumptions, further adjustments to the accrual may be necessary as we become aware of new facts and circumstances. We will continue to evaluate any additional information that may become available with respect to the estimates and assumptions that impact the charges to be recorded in the quarter ended December 31, 2003 and included in our Form 10-K for the year ended December 31, 2003.

        In July 2003, we successfully initiated a phase IIb clinical trial of our cystic fibrosis product candidate and expect to complete patient accrual into this study by the end of 2004. We also initiated a Phase I clinical trial of our AIDS vaccine candidate in December 2003 and expect to complete patient enrollment in the dose escalation portion of this trial by the end of 2004. In January 2004, we received regulatory approval to begin clinical testing of our arthritis product candidate and expect to initiate this trial in the first quarter of 2004. We expect patient accrual in this study to be completed by the first quarter of 2005. If we proceed with further development of these product candidates or ultimately proceed with the commercialization of any of these product candidates alone or in combination, it will likely result in the need for us resume construction of the Bothell facility to fulfill our manufacturing requirements. If we decide to resume construction of this facility, any remaining restructuring accrual related to the facility will be reversed. This will be reflected as a one-time credit to restructuring expenses, reflected in the period in which construction is resumed. Any decision to resume construction of the facility will be based on a number of factors including the progress of our product candidates in clinical development, the estimated duration of construction, the estimated timing of manufacturing requirements, the ability of our current manufacturing capabilities to meet demand, and the availability of resources. However, until such time as construction is resumed, we will continue to account for the lease in accordance with SFAS 146 and periodically update the assumptions as they relate to subleasing the facility.

        Note regarding Forward Looking Statements: Our disclosure in this Form 8-K contains forward-looking statements, which provide information regarding our current expectations, plans, objectives and forecasts of future events. Forward-looking statements include, without limitation statements about our product development and commercialization plans, goals and expectations; potential concessions given to obtain subtenants or terminate our current leases; our estimates of potential reversals of accruals under SFAS 146, our plans for and anticipated results of our clinical development activities; statements about our future property and manufacturing needs; and other statements that are not historical facts. Words such as “may,” “will,” “believe,” “estimate,” “anticipate,” “plan,” “expect” and “intend,” or statements concerning “potential” or “opportunity” and similar expressions or the negative thereof, may identify forward-looking statements, but the absence of these words does not mean that the statement is not forward-looking. Forward-looking statements are based on the judgment of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Our actual results could differ materially from those stated in or implied by forward-looking statements for a number of reasons, including changing commercial real estate rental markets, product candidate failures and changes in manufacturing needs as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. You should not rely unduly on these forward-looking statements, which apply only as of the date of this Form 8-K. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGETED GENETICS CORPORATION

Date: January 26, 2004	By: /s/ Todd E. Simpson
Todd E. Simpson Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)